Filed Pursuant to Rule 424(b)(3)

Registration No. 333-299150

794,972,289 Shares of Common Stock

This prospectus relates to the resale of up to 410,046,456 shares of our common stock, par value $0.001 per share (the “common stock”) and 384,925,833 shares of our common stock underlying certain warrants (collectively, the “Shares”) by the selling stockholders identified in this prospectus under “Selling Stockholders.” The selling stockholders may sell all or a portion of the Shares from time to time, in amounts, at prices and on terms determined at the time of sale. The Shares may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 43.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of these Shares by the selling stockholders. We will, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

We are registering the offer and sale of [a majority] of the Shares pursuant to certain registration rights granted to certain selling stockholders. The registration of the Shares does not necessarily mean that any of the Shares will be offered or sold by the selling stockholders. The timing and amount of any sale is within the sole discretion of the selling stockholders.

Our common stock is quoted on the OTCQB of OTC Markets Group, Inc. under the symbol “CYDY.” On October 6, 2026, the closing price of our common stock was $0.20 per share.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 7 before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 7, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S‑3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

CytoDyn Inc. and its consolidated subsidiaries are referred to herein as “CytoDyn,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction, or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements. Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans.

Forward-looking statements include, among others, statements about leronlimab, its ability to have positive health outcomes, the Company’s ability to implement a successful operating strategy for the development of leronlimab and thereby create shareholder value, the ability to obtain regulatory approval of the Company’s drug products for commercial sales, and the strength of the Company’s leadership team. The Company’s forward-looking statements are not guarantees of performance, and actual results may vary materially from those contained in or expressed by such statements due to risks and uncertainties, including: (i) the regulatory determinations of leronlimab’s safety and effectiveness to treat the disease and conditions for which we are studying the product by the U.S. Food and Drug Administration (the “FDA”) and, potentially, drug regulatory agencies in various other countries; (ii) the Company’s ability to raise additional capital to fund its operations; (iii) the Company’s ability to meet its debt and other payment obligations; (iv) the Company’s ability to recruit or retain key employees; (v) the Company’s ability to enter into or maintain partnership or licensing arrangements with third-parties; (vi) the timely and sufficient development, through internal resources or third-party consultants, of analyses of the data generated from the Company’s clinical trials required by the FDA or other regulatory agencies in connection with applications for approval of the Company’s drug product; (vii) the Company’s ability to achieve approval of a marketable product; (viii) the design, implementation, and conduct of clinical trials; (ix) the results of any such clinical trials, including the possibility of unfavorable clinical trial results; (x) the market for, and marketability of, any product that is approved; (xi) the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products; (xii) regulatory initiatives, compliance with governmental regulations, and the regulatory approval process; (xiii) legal proceedings, investigations, or inquiries affecting the Company or its products, including the finalization of an agreement in principle to settle the class-action litigation filed against the Company in the state of Washington; (xiv) general economic and business conditions; (xv) changes in domestic and foreign political and social conditions; (xvi) stockholder actions or proposals with regard to the Company, its management, or its Board of Directors; and (xvii) various other matters, many of which are beyond the Company’s control.

We intend that all forward-looking statements made in this prospectus will be subject to the safe harbor protection of the federal securities laws and regulations pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent applicable. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to consider events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events that may cause actual results to differ from those expressed or implied by these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus on page 7, and the financial statements and other information incorporated by reference in this prospectus, when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Us

The Company is a clinical-stage biotechnology company focused on the clinical development and potential commercialization of its product candidate, leronlimab, which is being studied for its potential in solid-tumor oncology. Leronlimab targets CCR5, a receptor increasingly recognized for its role in tumor progression, metastasis, and immune regulation, providing the Company with the opportunity to explore a potentially differentiated therapeutic approach across multiple solid tumor indications.

Our current business strategy is to continue the clinical development of leronlimab, which may include the following:

1.
Complete our Phase 2 study of leronlimab in patients with relapsed/refractory microsatellite stable colorectal cancer, also known as the CLOVER study;
2.
Conduct additional studies exploring leronlimab and its therapeutic potential in other solid-tumor oncology indications, including but not limited to metastatic triple-negative breach cancer; and
3.
Pursue strategic partnerships that will fund, advance, and/or expedite clinical development and regulatory progress, towards the prospective commercialization of leronlimab.

Corporate Information

CytoDyn Inc. is a Delaware corporation with its principal executive offices at 1111 Main Street, Suite 660, Vancouver, Washington 98660, telephone (360) 980-8524. Our website can be found at www.cytodyn.com. We do not intend to incorporate any contents from our website into this prospectus. Effective August 27, 2015, we completed a reincorporation from Colorado to Delaware. Effective November 16, 2018, we implemented a holding company reorganization, as a result of which we became the successor issuer and reporting company to the former CytoDyn Inc. (now our wholly owned subsidiary, CytoDyn Operations Inc.).

Smaller Reporting Company

We are a “smaller reporting company” as defined in rules adopted under the Exchange Act. As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2002, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. As currently defined, we will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our common stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Reduced disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Summary of Transactions in which Shares of Common Stock and Warrants Held by Selling Stockholders Were Issued

The selling stockholders identified in this prospectus may sell shares of our common stock as shown under “Selling Stockholders” below. The transactions in which the shares of our common stock available for resale under this prospectus were or may be acquired by the selling stockholders, including shares underlying warrants to purchase our common stock, are described below.

Sales of Common Stock and Warrants in Private Offerings through Paulson Investment Company, LLC. During the period from December 2011 through August 2026, the Company engaged in a series of private offerings of common stock and warrants to purchase common stock to accredited investors through Paulson Investment Company, LLC, as placement agent. A total of 255,902,505 shares of our common stock sold in the offerings or issued upon the exercise of warrants sold in the offerings, as well as 277,093,497 shares of common stock underlying the warrants, are among those being offered for resale as shown under “Selling Stockholders”. The weighted average exercise price of the outstanding warrants is $0.28 per share.

Issuances of Shares of Common Stock in Settlement of Convertible Promissory Notes and Exercise of Warrants Sold in Private Offerings by Us. In August 2015 and early 2018, we issued shares of common stock in settlement of the principal amount of, plus accrued but unpaid interest on, convertible promissory notes previously sold by us in private offerings of the notes and warrants to purchase common stock to accredited investors. A total of 2,518,366 shares of our common stock issued in settlement of the convertible promissory notes and upon the exercise of related warrants are among those being offered for resale as shown under “Selling Stockholders”.

Issuances of Warrants and Shares Issued upon Exercise of Warrants Issued to Paulson Investment Company, LLC, as Compensation in Connection with Offerings of Common Stock and Warrants and Convertible Promissory Notes. A total of 4,863,182 shares of common stock issued upon the exercise of warrants to purchase our common stock issued to Paulson Investment Company, LLC, or to its designees, as well as 65,746,692 shares of common stock underlying warrants with a weighted average exercise price of $0.14 per share issued as compensation for its services in connection with private offerings and registered direct offerings of shares of our common stock, warrants, and convertible promissory notes that occurred during the period from December 2011 through August 2026, are among those being offered for resale as shown under “Selling Stockholders”.

Public Tender Offers. The Company conducted a total of four public tender offers during 2018, 2019, and 2024 pursuant to which the Company offered to exchange warrants held by the investors for warrants with a reduced exercise price, conditioned upon the immediate exercise of the warrants. A total of 82,496,090 shares of common stock issued pursuant to the exercise of the warrants issued in the tender offers are among those being offered for resale as shown under “Selling Stockholders”.

Private Warrant Exchanges. In May 2019, January 2020, June 2020, October 2020, March 2021, and December 2022, the Company entered into warrant exchange agreements with investors in which the Company offered to issue warrants to purchase shares of common stock with a reduced exercise price in exchange for warrants held by the investors, conditioned on the immediate exercise of the warrants issued in exchange. In some cases, additional shares of common stock were issued as an added inducement for the exercises. A total of 29,666,066 shares of common stock issued in connection with the private warrant exchanges are among those being offered for resale as shown under “Selling Stockholders”.

Legal Settlement Issuances. In August 2021, we settled a dispute with a placement agent in part through the issuance of warrants to purchase common stock. A total of 23,597 shares of common stock issued upon exercise of the warrants are among those being offered for resale as shown under “Selling Stockholders”.

Sales of Common Stock and Warrants in Private Sales Conducted by Us. During November 2021, the period from February 2022 through April 2022, and January, February, and August 2026, the Company entered into private sale transactions of common stock directly with accredited investors, as well as warrants to purchase common stock in certain transactions. A total of 26,515,728 shares of common stock sold in the private sale transactions or issued upon the exercise of warrants sold in the private sale transactions, as well as 4,085,644 shares of common stock underlying warrants with a weighted average exercise price of $0.32, are among those being offered for resale as shown under “Selling Stockholders”.

Warrants Issued to 4-Good Ventures LLC. On February 14, 2022, we entered into a Surety Bond Backstop Agreement (the “Backstop Agreement”) with David F. Welch, Ph.D., both individually and in his capacity as trustee of a revocable trust, LRFA, LLC, a Delaware limited liability company, and certain other related parties (collectively, the “Indemnitors”). Pursuant to the Backstop Agreement, the Indemnitors agreed to assist the Company in obtaining a surety bond (the “Surety Bond”) for posting in connection with the Company’s ongoing litigation with Amarex Clinical Research, LLC, by, among other things, agreeing to indemnify the issuer of the Surety Bond with respect to the Company’s obligations under the Surety Bond. Under the Backstop Agreement, the Company issued to 4-Good Ventures LLC, an affiliate of the Indemnitors (“4-Good Ventures”), two warrants, each for the purchase of 15,000,000 shares of our common stock, as a backstop fee, each with a five-year term and, as amended in July 2022 and December 2022, an exercise price of $0.10 per share and an additional two warrants, each for the purchase of 7,500,000 shares of our common stock, each with a five-year term and an exercise price of $0.10 per share (the “Backstop Warrants”). The remaining 31,000,000 shares of common stock underlying the Backstop Warrants, as well as 8,060,922 shares of common stock received by the revocable trust upon exercise of a portion of one of the Backstop Warrants, are among those being offered for resale as shown under “Selling Stockholders”.

Warrants Issued to Richard G. Pestell, M.D., Ph.D. In May 2022, we issued to Richard G. Pestell, M.D., Ph.D., warrants with a three-year term to purchase 7,000,000 shares of common stock with an exercise price of $0.37 per share in connection with the settlement of a lawsuit related to Dr. Pestell’s former employment as our Chief Medical Officer. The shares of common stock are among those being offered for resale as shown under “Selling Stockholders”.

THIS OFFERING

We are registering for resale by the selling stockholders named herein an aggregate of 794,972,289 shares of our common stock as described below.

Issuer:	CytoDyn Inc.

Securities being offered:	410,046,456 shares of common stock and 384,925,833 shares underlying outstanding warrants to purchase our common stock, as listed in the table under “Selling Stockholders” below.
Common stock outstanding prior to this offering:	1,469,518,019 shares of common stock as of September 24, 2026.

Use of proceeds:

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders. The selling stockholders will bear all selling and other expenses incurred in connection with the sale or other disposition by them of the shares covered hereby. However, if all the warrants covered by this prospectus are exercised for cash, we may receive proceeds of up to approximately $94.6 million, as further described in “Use of Proceeds.”

Market for common stock:	Our common stock is quoted on the OTCQB of the OTC Market under the symbol “CYDY.” On October 6, 2026, the closing price of our common stock was $0.20 per share.

Risk factors:

The purchase of our securities involves a high degree of risk. See “Risk Factors” below and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties, and other factors described in our most recent Annual Report on Form 10‑K, as supplemented and updated by subsequent Quarterly Reports on Form 10‑Q and Current Reports on Form 8‑K that we have filed or will file with the SEC, and in other documents that are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in any of our securities. Our financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. A portion of the shares of common stock covered by this prospectus are issuable upon exercise of warrants issued to the selling stockholders. The exercise price of such warrants ranges from $0.09387 to $0.50 per share. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including stock splits or dividends, mergers, reclassifications, or similar events. Upon any exercise of warrants for cash, the selling stockholders will pay us the exercise price. The warrants issued to our placement agent include a cashless exercise feature, while all other warrants do not. To the extent we receive proceeds from the cash exercise of our outstanding warrants, we intend to use the proceeds for working capital and other general corporate purposes. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

When we refer to the “selling stockholders” in this prospectus, we mean the persons or entities specifically identified in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors, and other successors-in-interest who may subsequently hold any of the selling stockholders’ interests other than through a public sale.

The table below sets forth information concerning the resale of our shares by the selling stockholders. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the common stock. Unless otherwise stated below in the footnotes, to our knowledge, neither the selling stockholders, nor any affiliate of such stockholders, has held any position or office with us during the three years prior to the date of this prospectus.

We have registered 410,046,456 shares of our common stock and 384,925,833 shares underlying warrants to purchase our common stock for resale by the selling stockholders named below. We will not receive any of the proceeds of sales by the selling stockholders of any of the shares of common stock covered by this prospectus. However, if all of the warrants covered by this prospectus are exercised for cash, we may receive proceeds of up to approximately $94.6 million, as further described in “Use of Proceeds.”

Set forth below are the names of the selling stockholders and the amount and percentage of common stock beneficially owned by each of the selling stockholders (including shares that the stockholders have the right to acquire within 60 days of September 24, 2026) prior to the offering, the shares registered for sale in the offering (including shares underlying warrants), and the amount and percentage of common stock to be beneficially owned by each after the offering (including shares not included in the offering that the stockholders have the right to acquire within 60 days of September

24, 2026) assuming all shares are sold. The footnotes provide information about persons who have voting and dispositive power with respect to shares held by the selling stockholders.

The amounts and information set forth below are based upon information the Company received from the selling stockholders, as well as Company records. The selling stockholders may sell all or some of the shares of common stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that the selling stockholders sell all of the shares offered by them in offerings pursuant to this prospectus and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
2000 Welch Charitable Remainder Unitrust Agreement II(3)	929,486	*	929,486	-	-	*
2020 Welch Charitable Remainder Unitrust(3)	1,665,291	*	1,607,091	-	58,200	*
3NT Management LLC	4,093,490	*	4,093,490	-	-	*
A & M Trust	461,538	*	230,769	230,769	-	*
Aaron Eastman	352,940	*	352,940	-	-	*
Aaron Lehmann	121,303	*	121,303	-	-	*
Abdo Balikcioglu	1,421,908	*	710,954	710,954	-	*
Adam Moshofsky	3,109,988	*	1,090,526	2,019,462	-	*
Adam Schofield	232,234	*	116,117	116,117	-	*
Adam Vierra	186,274	*	186,274	-	-	*
Adeel Shahid	4,973,858	*	2,351,578	2,622,280	-	*
Adolfo & Donna Carmona	953,109	*	953,109	-	-	*
Aggarwal Family Revocable Trust	718,313	*	486,079	232,234	-	*
Albert Konetzni Jr.	199,998	*	199,998	-	-	*
Albrecht Catalan	50,000	*	50,000	-	-	*
Alexander & Donna Tosi	3,461,957	*	2,300,788	1,161,169	-	*
Alexander B. Hardt	464,468	*	232,234	232,234	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Alicja Socha	3,664,098	*	2,282,049	1,382,049	-	*
Allen & Cassie Gabriel	119,018	*	119,018	-	-	*
Allen Gabriel	631,339	*	399,105	232,234	-	*
Alliance Trust Company Cust FBO Brian Mark Miller Roth IRA	792,000	*	792,000	-	-	*
ALLO Enterprises, LLC	232,234	*	-	232,234	-	*
Alok & Aruna Agrawal	13,600	*	13,600	-	-	*
Alon Cohen	53,333	*	53,333	-	-	*
AltoIRA Cust FBO Howard C Fritz Roth IRA	1,421,908	*	710,954	710,954	-	*
Alva Terry Staples	69,999	*	69,999	-	-	*
Anders P. Lindholm	130,000	*	100,000	-	30,000	*
Andrea Metkus Living Trust dtd 12-05-2020	686,273	*	392,156	294,117	-	*
Andreas & Brianne Johnson Trust dtd 04-16-2018	155,000	*	155,000	-	-	*
Andrew Lechter	174,066	*	100,537	73,529	-	*
Andrew Lowry	696,702	*	348,351	348,351	-	*
Andrew Riddle	478,720	*	239,360	239,360	-	*
Andrew Van den Houten	142,234	*	26,117	116,117	-	*
Andy Davis	50,000	*	50,000	-	-	*
Angus J. Bruce	786,105	*	553,871	232,234	-	*
Anh Nguyen	1,032,684	*	-	1,032,684	-	*
Ann C. Darda	782,728	*	550,494	232,234	-	*
Anthony & Angela Reed Family Trust dtd 05-30-2002	530,680	*	454,624	-	76,056	*
Anthony Eleftheriades	305,763	*	189,646	116,117	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Anthony & Michelle Baldoni	2,026,576	*	1,013,288	1,013,288	-	*
Anthony Nieto 401k Profit Sharing Plan	464,468	*	232,234	232,234	-	*
Ardara Capital LP	928,936	*	464,468	464,468	-	*
Aronow Capital, LLC	7,409,543	*	1,144,421	6,265,122	-	*
Arthur Steinberg	40,800	*	40,800	-	-	*
Arturo Filippe	478,720	*	239,360	239,360	-	*
Ashbaugh Living Trust dtd 02-28-2000	518,609	*	77,433	441,176	-	*
Ashit & Minaxi Vijapura	68,000	*	68,000	-	-	*
Ashok & Harshida Patel	1,599,167	*	1,279,766	319,401	-	*
Ashok Patel	33,333	*	33,333	-	-	*
Aurora Taylor-Rojas	2,815,312	*	1,407,656	1,407,656	-	*
Austin 1997 Trust	33,333	*	33,333	-	-	*
Bailey Family Trust	21,099	*	-	21,099	-	*
Barak Engel	239,129	*	239,129	-	-	*
Barbara Clark	7,844	*	7,844	-	-	*
Baron Lonner	2,045,356	*	2,045,356	-	-	*
Barrett Marshall Miller	220,000	*	220,000	-	-	*
Barrett Share Trust	11,379,474	*	-	11,257,607	121,867	*
Barry Saxe	395,714	*	395,714	-	-	*
Barry Schifrin	32,500	*	25,000	-	7,500	*
Barry Stuart Donner	1,436,162	*	718,081	718,081	-	*
Beacon Investments, LLC	5,866,211	*	3,981,206	1,883,774	1,231	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Benito Tosi & Nicolena Tosi Rev Trust dtd 05-15-2014	944,198	*	711,964	232,234	-	*
Billy Culpepper	478,260	*	478,260	-	-	*
Binit J. Shah	99,999	*	99,999	-	-	*
Blaine 2000 Revocable Trust	753,188	*	281,594	471,594	-	*
Blake & Jennifer Ortiz-Alizieri	108,695	*	-	108,695	-	*
BMM Capital LLC	440,000	*	440,000	-	-	*
Boly: Welch, Inc.	3,507	*	-	3,164	343	*
Boston Light Advisors, LLC	434,401	*	419,658	14,743	-	*
Bradley & Lori Abeson Family Trust dtd 08-26-1997	34,000	*	34,000	-	-	*
Bradley Rotter	2,205,882	*	-	2,205,882	-	*
Bravo Papa, LLC	2,551,050	*	-	2,551,050	-	*
Brayden Clark	245,868	*	115,434	130,434	-	*
Brendan M. Thorson	746,736	*	502,303	244,433	-	*
Brenna Tanzosh	38,462	*	38,462	-	-	*
Brian & Veronica Kline	350,000	*	350,000	-	-	*
Brian Skillern	75,000	*	75,000	-	-	*
Brian Sterling	11,622	*	11,622	-	-	*
Brinda Thimmappa	175,000	*	175,000	-	-	*
Bruce & Laura Goethe	405,000	*	405,000	-	-	*
Bruce A. Clarke & Paula J. Ignatowicz Family Trust dtd 04-18-2000	23,076	*	23,076	-	-	*
Bruce H. Seyburn	984,745	*	822,182	162,563	-	*
Bruce Inglis & Nancy Inglis	75,000	*	75,000	-	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Bruce Lansky Revocable Trust dtd 03-16-2011	50,000	*	50,000	-	-	*
Bruce McFadden	50,250	*	50,250	-	-	*
Bruce Wagner	620,000	*	620,000	-	-	*
Bryan Thompson	325,000	*	325,000	-	-	*
Burton Weinstein	957,440	*	478,720	478,720	-	*
Byron Crowe	32,104	*	32,104	-	-	*
C. James & Karen A. Prieur	699,516	*	420,836	278,680	-	*
C. Joseph Van Haverbeke Trust dated 02-15-1995	3,507	*	-	3,164	343	*
Calcott Family Trust	264,284	*	148,167	116,117	-	*
Callaham Family Education Trust 11-04-2015	50,000	*	50,000	-	-	*
Callaham Irrevocable Investment Trust I dtd 11-04-2015	725,000	*	725,000	-	-	*
Callaham Irrevocable Investment Trust III 11-04-2015	500,000	*	500,000	-	-	*
Callaham Irrevocable Trust II dtd 11-04-2015	725,000	*	725,000	-	-	*
Callaham Revocable Living Trust Dtd 11-04-2015	11,056,075	*	7,190,649	3,341,176	524,250	*
Candy D. Azevedo Trust Under Pauline Trust dtd 01-02-1998	4,999	*	4,999	-	-	*
Cantwell Investments, Inc.	464,468	*	232,234	232,234	-	*
Capacity Commerical Group LLC	199,999	*	199,999	-	-	*
Carolyn Roney	20,000	*	20,000	-	-	*
Casey Carrigan	695,237	*	463,003	232,234	-	*
Caterina Tosco-Parisi	1,021,290	*	-	946,290	75,000	*
Catherine Rood	956,482	*	320,741	620,741	15,000	*
Cedarview Opportunities Master Fund LP	4,526,468	*	1,914,883	2,611,585	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Cedric A. & Margaret E. Veum Living Trust	309,930	*	309,930	-	-	*
Chad Dale	843,188	*	371,594	471,594	-	*
Charles & Tammi Gates	72,916	*	68,000	4,435	481	*
Charles J. Magolske	379,594	*	143,797	235,797	-	*
Charles Jeffrey Trick & Clare Susan Trick Trust dtd 08-19-2020	240,000	*	240,000	-	-	*
Charles M. Johnson Jr.	425,172	*	425,172	-	-	*
Charles Mader	704,146	*	475,955	217,391	10,800	*
Charles Robinson Revocable Dec of Trust	32,500	*	25,000	-	7,500	*
Charles Schwab & Co Inc Cust FBO Ross Pearson	37,500	*	37,500	-	-	*
Chase Warren	317,500	*	292,500	-	25,000	*
Childers Living Trust	450,731	*	357,838	92,893	-	*
Chitayat-Mahboubian Family Trust	735,294	*	-	735,294	-	*
Chris Lonsford	3,411,962	*	1,705,981	1,705,981	-	*
Christopher P. Gutek	697,444	*	273,722	423,722	-	*
Christopher R. Hermann	52,392	*	52,392	-	-	*
Clark Wolfsberger	670,208	*	335,104	335,104	-	*
Clayton A. Struve	1,263,713	*	928,489	278,680	56,544	*
Clayton M. Snook	39,000	*	30,000	-	9,000	*
Cleto Escobedo III	32,500	*	25,000	-	7,500	*
Cohen Family Trust dtd 06-23-2020	572,356	*	286,178	286,178	-	*
Cole Capital, LLC	1,025,000	*	1,025,000	-	-	*
Collegiate Tutoring Inc.	220,274	*	220,274	-	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Cologero Marasca	70,000	*	70,000	-	-	*
Conniff Family Trust	65,000	*	65,000	-	-	*
Cool Blue Capital LLC	543,477	*	288,750	-	254,727	*
Cooper Pulliam	7,194,277	*	2,360,940	2,915,788	1,917,549	*
Craig Bordon	6,236,990	*	6,236,990	-	-	*
Craig Broome	131,500	*	131,500	-	-	*
Craig Brown	32,500	*	25,000	-	7,500	*
Currie Family Credit Shelter Trust	1,811,700	*	278,680	1,531,658	1,362	*
Curt M. Hartman	249,890	*	133,695	108,695	7,500	*
Curtis D. Twenge	210,000	*	210,000	-	-	*
Curtis D. Walker Living Trust dtd 07-10-2019	7,455,954	*	3,475,251	3,977,081	3,622	*
Cyrus Arman Trust(4)	869,564	*	434,782	434,782	-	*
Dale G. Ragan	3,294,225	*	2,558,931	735,294	-	*
Damon Mashore	364,360	*	244,680	119,680	-	*
Daniel & Delita Ann Camilleri	50,000	*	50,000	-	-	*
Daniel J. True	4,263,553	*	1,833,773	2,429,780	-	*
Daniel Kobin	928,936	*	464,468	464,468	-	*
Daniel Nowlin	6,431,970	*	957,441	5,455,779	18,750	*
Daniel O'Brien Najor	116,117	*	-	116,117	-	*
Danny Cornwell	1,149,857	*	917,623	232,234	-	*
Darren Scott	108,332	*	108,332	-	-	*
David & Elizabeth Kocyba	251,274	*	251,274	-	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
David & Kristi Lam	2,815,312	*	1,407,656	1,407,656	-	*
David A. Ufheil	284,999	*	284,999	-	-	*
David E. Harrison	300,000	*	300,000	-	-	*
David Ems	928,936	*	-	928,936	-	*
David F. Welch & Heidi A. Welch Trust u/a dtd 04-03-1996	39,252,722	2.6%	8,060,922	31,000,000	191,800	*
David J. Bommarito	665,068	*	547,428	117,640	-	*
David P. & Carole A. Scheid	36,000	*	36,000	-	-	*
David Remington	1,493,879	*	820,469	673,410	-	*
David Smigielski	23,000	*	23,000	-	-	*
David Wiest	478,720	*	239,360	239,360	-	*
Dax Barnhart	8,755	*	-	8,755	-	*
Dean DeWitt Bekken II	1,346,829	*	875,235	471,594	-	*
Dell Darrell Roland	108,695	*	-	108,695	-	*
Denis R. Burger	34,312	*	19,607	14,705	-	*
Dennis Nowlin Jr.	70,000	*	70,000	-	-	*
Devin Bown	478,720	*	239,360	239,360	-	*
Dodge & Dodge Partnership	1,680,359	*	983,657	696,702	-	*
Donald M. Ossey	186,274	*	186,274	-	-	*
Donald Zukowski	200,000	*	200,000	-	-	*
Douglas E. Jasek	20,000	*	20,000	-	-	*
Douglas Kevin Gratz	464,468	*	232,234	232,234	-	*
Douglas Knighton	57,352	*	-	57,352	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
DTA Investments LLC	69,155	*	-	62,395	6,760	*
Due Mondi Investments Ltd	776,597	*	660,480	116,117	-	*
Dyke Rogers	464,468	*	232,234	232,234	-	*
E&C Holdings LLC	43,478	*	43,478	-	-	*
Eba Capital Inc	116,664	*	116,664	-	-	*
Edward Barbier	641,484	*	320,742	320,742	-	*
Edward Kinateder	280,000	*	280,000	-	-	*
Edward L. & Judith E. Cohen Family Trust	95,744	*	47,872	47,872	-	*
Edward Rotter	273,496	*	-	273,496	-	*
Eileen F. Wenschlag Revocable Trust	125,000	*	125,000	-	-	*
EKM Capital LLC	151,850	*	151,850	-	-	*
Elden R. Gosney	173,058	*	173,058	-	-	*
Eldoret LLC	100,000	*	100,000	-	-	*
Eliezer A. Cohen	32,500	*	25,000	-	7,500	*
Elizabeth V. Sherertz	635,741	*	-	620,741	15,000	*
Ellen Gardner	2,393,604	*	1,196,802	1,196,802	-	*
Eric Shuman	343,136	*	196,078	147,058	-	*
Ernest John Curcio	39,000	*	30,000	-	9,000	*
Ernest W. Moody Revocable Trust dtd 01-14-2009	4,735,710	*	2,707,855	2,027,855	-	*
Ernie Kreitenberg & Nancy Pomerantz Kreitenberg Trust	239,129	*	239,129	-	-	*
Eugene & Laura Webb Revocable Trust dtd 07-25-2023	2,514,928	*	657,056	1,857,872	-	*
Felix Frayman	294,117	*	-	294,117	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Flying S Ranch Trust	1,681,180	*	1,531,180	-	150,000	*
Follett Living Trust	239,360	*	119,680	119,680	-	*
Food Corral LLC	335,104	*	167,552	167,552	-	*
Fourfathom Capital LLC	706,665	*	706,665	-	-	*
Frances Gilbert Family LP	52,610	*	43,843	7,910	857	*
Francesco & Maria Tosco	1,935,518	*	769,230	1,166,288	-	*
Francesco Tosco	6,010,706	*	1,340,418	4,669,673	615	*
Francis M. Lymburner	3,264,032	*	2,597,387	666,645	-	*
Frank Bayo	464,468	*	-	464,468	-	*
Fred & Betty Bialek Revocable Trust dtd 12-20-2004	368,795	*	368,795	-	-	*
Fred Rotstein	224,000	*	25,000	-	199,000	*
Frederick J. Peet Jr.	99,396	*	99,396	-	-	*
Galen Kilburn Jr.	300,000	*	300,000	-	-	*
Gary Kayal	239,360	*	119,680	119,680	-	*
Gary W. Levine	371,871	*	255,754	116,117	-	*
GBS Trust dtd 11-20-2003	145,250	*	145,250	-	-	*
Gd Conniff LLC	83,659	*	83,659	-	-	*
Gebauer Revocable Trust	75,000	*	75,000	-	-	*
Geoffrey Fourqurean	465,608	*	232,804	232,804	-	*
George & Jane Copland	105,000	*	105,000	-	-	*
George & Karin Elefther	119,000	*	119,000	-	-	*
George B. Fisher	452,234	*	226,117	226,117	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
George Callaham	1,291,750	*	1,235,500	-	56,250	*
George Diamond	186,274	*	186,274	-	-	*
George M. Wilson	84,056	*	84,056	-	-	*
Gerald A. Tomsic Trust dtd 08-10-1995	2,025,974	*	1,510,638	515,336	-	*
Gerald P. McBride	202,173	*	202,173	-	-	*
Gerlad A. Tomsic	46,000	*	46,000	-	-	*
GFO Investments LLC	6,352,511	*	4,437,628	1,914,883	-	*
Gil Solomon	146,666	*	146,666	-	-	*
Greg Ferrell	262,680	*	116,117	146,563	-	*
Gregory G. Mario	37,500	*	37,500	-	-	*
Gregory Wallace	338,833	*	160,500	-	178,333	*
Harnar Living Trust dtd 11-21-1995	2,670,061	*	800,910	1,864,385	4,766	*
Harold J. Carrigan	1,467,397	*	1,002,929	464,468	-	*
Harriet G. August Irrevocable Trust	139,340	*	69,670	69,670	-	*
Harrison Caplan	77,497	*	77,497	-	-	*
Harry Fox II	25,000	*	25,000	-	-	*
Harry Gordon	619,468	*	387,234	232,234	-	*
Harry T. Gordon Revocable Living Trust dtd 03-03-2020	522,548	*	522,548	-	-	*
Heather McPherson	674,081	*	244,147	429,934	-	*
Heather Wiswall	10,000	*	10,000	-	-	*
Heeseop Shin	904,468	*	452,234	452,234	-	*
Heidi H. Pollock	1,587,575	*	1,583,769	3,806	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Henry Chase	1,182,190	*	-	1,182,190	-	*
Herbert Strauss	465,692	*	440,692	-	25,000	*
Hideo Takada	200,000	*	200,000	-	-	*
Howard Fritz	3,044	*	-	3,044	-	*
Howard Richmond	30,000	*	30,000	-	-	*
Igor Cherdak	455,571	*	-	455,571	-	*
Igor Frayman	478,720	*	239,360	239,360	-	*
Inspira Financial Trust LLC Cust FBO Nancy Romero Roth IRA	1,857,872	*	928,936	928,936	-	*
Inspira Financial Trust LLC Cust FBO Nathan Berkoff IRA	1,523	*	-	1,523	-	*
J. Mike Standefer	65,000	*	50,000	-	15,000	*
Jack Calvin Holland 1979 Trust dtd 02-14-1979	1,409,344	*	1,079,941	329,403	-	*
Jacob M. Gamble	22,778	*	-	20,551	2,227	*
Jaime Wong & Faye Routledge	563,075	*	563,075	-	-	*
James Alderman	125,000	*	125,000	-	-	*
James Diemert	1,198,033	*	958,673	239,360	-	*
James E. Butcher	65,000	*	50,000	-	15,000	*
James E. Carter	2,431	*	1,389	1,042	-	*
James F. Zucherman Revocable Trust	310,000	*	310,000	-	-	*
James H. Callaham	52,000	*	52,000	-	-	*
James R. Lathrop	869,808	*	-	869,808	-	*
James Robert Peter Jenkins II Living Trust	1,000,000	*	1,000,000	-	-	*
James T. Betts	2,939,562	*	1,005,313	1,934,249	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
James Thomas Hayes III TTEE JTH III Living Trust dtd 12-18-2018	2,349,924	*	1,653,222	696,702	-	*
James Yanney	478,720	*	239,360	239,360	-	*
Jason Bryan	464,468	*	232,234	232,234	-	*
Jason Trewyn	981,718	*	981,718	-	-	*
Jay Almohammed	347,390	*	208,695	108,695	30,000	*
Jeff Preece	632,050	*	-	631,621	429	*
Jeff Weiner	191,489	*	191,489	-	-	*
Jeffrey and Marieke Rothschild Revocable Living Trust	3,944,773	*	3,944,773	-	-	*
Jeffrey F. Brugos Trust	298,823	*	176,617	122,206	-	*
Jeffrey Preece Estate	6,089	*	-	6,089	-	*
Jeffrey S. Myers Trust	2,815,312	*	1,407,656	1,407,656	-	*
Jeffrey Suwyn	478,720	*	239,360	239,360	-	*
Jeffrey T. Roney	686,273	*	392,156	294,117	-	*
Jeffrey Tarrand	24,999	*	24,999	-	-	*
Jennifer L. Williams	80,000	*	80,000	-	-	*
Jeremy Brown	43,478	*	-	43,478	-	*
Jesse B. & Anett Moskowitz	138,000	*	138,000	-	-	*
Jia Huang	343,136	*	196,078	147,058	-	*
Jill Wickersham	464,468	*	232,234	232,234	-	*
Jim Duane Dixon Jr.	928,936	*	464,468	464,468	-	*
Jimmy & Dadria Walker	37,500	*	37,500	-	-	*
Joe Campbell	1,560,788	*	1,019,524	541,264	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Joe Martin	205,659	*	-	205,659	-	*
Joe N. & Jamie W. Behrendt Revocable Trust	40,000	*	40,000	-	-	*
Joel Frank Henning	152,735	*	142,235	-	10,500	*
Joel Pruzansky	239,129	*	239,129	-	-	*
John & Laura Maring	106,999	*	106,999	-	-	*
John Avon	583,110	*	463,430	119,680	-	*
John Baldwin	239,129	*	239,129	-	-	*
John C. Blazier	3,846	*	3,846	-	-	*
John Cundari	239,129	*	239,129	-	-	*
John E. Dittoe	494,468	*	232,234	232,234	30,000	*
John Elliott	5,000	*	5,000	-	-	*
John J. & Lisa Connolly Hogan Family Trust dtd 10-04-2001	232,234	*	116,117	116,117	-	*
John Konkel	478,720	*	239,360	239,360	-	*
John M. Connor	418,508	*	302,391	116,117	-	*
John Roberts	1,357,006	*	1,237,326	119,680	-	*
John Sobiesk	2,202,268	*	2,082,588	119,680	-	*
John T. Gulliford	49,999	*	49,999	-	-	*
John V. Wagner	490,346	*	351,006	139,340	-	*
John W. Cuming	839,583	*	724,072	115,511	-	*
John W. Cuming IRA	40,616	*	35,028	5,588	-	*
Jon and Melanie Stagnitti	8,350	*	8,350	-	-	*
Jon L. Nelson & Tammy L. Baker JTWROS	744,670	*	235,797	508,873	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Jon Sessler	464,468	*	232,234	232,234	-	*
Joseph Noonan	343,136	*	196,078	147,058	-	*
Joseph O. Manzi	150,000	*	150,000	-	-	*
Joshua M. Cohen	91,216	*	91,216	-	-	*
Jubal Frost	743,148	*	371,574	371,574	-	*
Judson & Barbara Longaker	670,262	*	646,528	21,414	2,320	*
Juha & Stacy Tuominen	478,720	*	239,360	239,360	-	*
Justin Whalen	75,000	*	75,000	-	-	*
Kadi Family Trust	76,665	*	76,665	-	-	*
KAM Capital LLC	151,850	*	151,850	-	-	*
Kamaljit Khara	140,000	*	140,000	-	-	*
Katie Knighton	762,891	*	464,938	297,953	-	*
Keith & Jeanne Fishback	1,604,231	*	1,130,996	472,378	857	*
Keith Fishback	57,690	*	57,690	-	-	*
Keith M. Wright	2,766,133	*	-	2,764,771	1,362	*
Ken Hsu	300,000	*	300,000	-	-	*
Ken Stinnett	66,666	*	66,666	-	-	*
Kenneth Abramowitz	464,468	*	232,234	232,234	-	*
Kenneth E. Chyten	33,333	*	33,333	-	-	*
Kenneth Liszewski	50,000	*	50,000	-	-	*
Kenneth Shell	2,037,447	*	1,575,871	461,576	-	*
Kent A. & Suzanne Hendrix	130,434	*	130,434	-	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Kent E. & Brandee L. Fjeldheim	1,914,882	*	957,441	957,441	-	*
Kent Tucker	343,136	*	196,078	147,058	-	*
Kenter Canyon Capital LLC	66,665	*	66,665	-	-	*
Kevin Gabrik	60,000	*	60,000	-	-	*
Kevin J. Maag	377,450	*	215,686	161,764	-	*
Kevin Long	347,826	*	173,913	173,913	-	*
Kevin R. Lannert Revocable Trust	777,918	*	413,469	364,449	-	*
Kim Marie Timothy	4,477,092	*	1,986,079	2,490,398	615	*
Kim R. Koehler	928,936	*	464,468	464,468	-	*
Kimberly Coulter	90,000	*	90,000	-	-	*
Kimberly Patera	108,695	*	-	108,695	-	*
Kimberly Sherertz	635,741	*	-	620,741	15,000	*
Kohani Family Trust	718,080	*	359,040	359,040	-	*
Kristin Ammerman	30,000	*	30,000	-	-	*
Kristin K. Crace	628,255	*	108,695	183,695	335,865	*
Kyle Fry	5,817,560	*	5,315,983	501,577	-	*
Ladd Hill Development LLC	849,083	*	232,234	616,849	-	*
Lance R. Tullius Revocable Living Trust	1,053,184	*	526,592	526,592	-	*
Langeliers Family Trust dtd 01-21-2015	1,006,441	*	967,372	36,106	2,963	*
Larry & Sandra Admire	273,129	*	273,129	-	-	*
Larry Crawford	171,568	*	98,039	73,529	-	*
Larry Lindstrom	422,548	*	422,548	-	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Lasting Impressions Promotional Products 401k Plan	634,474	*	495,134	139,340	-	*
Lawrence E. Coffman Living Trust dtd 01-09-1992	51,764	*	51,764	-	-	*
Lewis H. Dowdy	49,999	*	49,999	-	-	*
Lezarb Pty LTD ATF Brazel Super Fund	217,390	*	108,695	108,695	-	*
Liem Mai	239,360	*	119,680	119,680	-	*
Lisa Jo Callaham Revocable Living Trust	4,317,888	*	2,814,944	1,502,944	-	*
Lloyd Grissinger	532,282	*	292,391	217,391	22,500	*
Longjean Gmbh	272,420	*	272,420	-	-	*
Long-Sheng Chang	232,234	*	116,117	116,117	-	*
LRFA LLC David Welch(3)	252,466	*	252,466	-	-	*
Marc A. Cohen	500,170	*	128,000	372,170	-	*
Marc Herman	100,000	*	100,000	-	-	*
Marc Rarden	100,000	*	100,000	-	-	*
Marilynn A. Vandor	70,000	*	70,000	-	-	*
Mark & Kirsten Carnese	2,480,310	*	1,246,612	1,233,698	-	*
Mark & Rita Azzopardi	108,695	*	-	108,695	-	*
Mark Gaynor	125,000	*	-	125,000	-	*
Mark Neuhaus	239,360	*	119,680	119,680	-	*
Mark Sandeen	633,898	*	316,949	316,949	-	*
Mark Suwyn	4,650,194	*	2,322,340	2,327,854	-	*
Mark W. Spates	413,469	*	413,469	-	-	*
Mark Walchak	943,188	*	471,594	471,594	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Mark Zampella & David M. Anders	99,998	*	99,998	-	-	*
Martha S. Roney Trust UAD 02-05-2002	4,629	*	2,424	2,205	-	*
Martin Family Trust	139,129	*	139,129	-	-	*
Matthew C. Potter	121,568	*	48,039	73,529	-	*
Matthew J. Kennedy	232,234	*	116,117	116,117	-	*
Matthew Koehler	116,117	*	-	116,117	-	*
Matthew Wyatt	99,900	*	99,900	-	-	*
Maureen Petrosino Irrevocable Trust	3,991,677	*	3,991,677	-	-	*
Mazen Hanna	500,000	*	500,000	-	-	*
Michael & Margaret Elaine Labarbera	552,716	*	276,358	276,358	-	*
Michael A. Lightman Sr.	408,826	*	408,826	-	-	*
Michael Adam Zimmerman	180,648	*	180,648	-	-	*
Michael Brotherton	20,000	*	20,000	-	-	*
Michael Brugos	1,072,547	*	375,618	696,929	-	*
Michael Desante	232,234	*	116,117	116,117	-	*
Michael F. Bonazzola	6,811	*	6,811	-	-	*
Michael Fishman	40,000	*	40,000	-	-	*
Michael G. Chieco	539,594	*	303,797	235,797	-	*
Michael Hammett	1,887,287	*	1,887,287	-	-	*
Michael J. Anderson	100,500	*	100,500	-	-	*
Michael Jajuga	478,720	*	239,360	239,360	-	*
Michael K. Harries	175,000	*	175,000	-	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Michael Kilcran	464,468	*	232,234	232,234	-	*
Michael Klein	603,188	*	301,594	301,594	-	*
Michael McDevitt	175,000	*	175,000	-	-	*
Michael Podell	478,720	*	239,360	239,360	-	*
Michael R. Armbrecht	74,998	*	74,998	-	-	*
Michael Weiby	464,468	*	232,234	232,234	-	*
Middleton Albert Parker Jr. Revocable Trust dtd 07-16-2015	3,431,372	*	1,960,784	1,470,588	-	*
Mike Colagrossi	2,206,011	*	1,131,614	1,074,397	-	*
Mike D. Nye	6,815,311	*	364,468	6,450,157	686	*
Mike D. Walker	361,522	*	240,761	120,761	-	*
Millennium Investment Services 401k PSP FBO Tony Reed	232,234	*	116,117	116,117	-	*
Millennium Trust Co Cust John Saefke IRA	47,960	*	47,960	-	-	*
Millennium Trust Company CUST FBO Christopher Hermann IRA	290,794	*	269,612	19,111	2,071	*
Millennium Trust Company CUST FBO Daniel Gilbert IRA	26,490	*	17,725	7,908	857	*
MIS Equity Strategies LP	1,428,932	*	1,359,262	69,670	-	*
Mitchell J. Tracy	468,852	*	232,234	236,189	429	*
Mitchell Mandich	1,436,340	*	725,386	710,954	-	*
Mitchell Tracy & Christine Gong	150,000	*	150,000	-	-	*
Monika Suhr	100,000	*	100,000	-	-	*
Monte & Janet Anglin	51,000	*	51,000	-	-	*
Myron F. Steves	25,500	*	25,500	-	-	*
Nancy Cowgill Trust	3,373,168	*	2,525,024	848,144	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Nasreen Haroon	49,999	*	49,999	-	-	*
Neal R. Donop	156,000	*	156,000	-	-	*
Nevan Baldwin	375,000	*	375,000	-	-	*
Newkumet Ltd.	999,564	*	534,782	434,782	30,000	*
Nicholas Adams	300,000	*	300,000	-	-	*
Nicholas Cova & Cameron Alston Cova	1,857,872	*	928,936	928,936	-	*
Nicholas Diamond	186,274	*	186,274	-	-	*
Nickitas M. Panayotou	1,914,882	*	957,441	957,441	-	*
Nigel Timothy	72,000	*	72,000	-	-	*
Nikolay D. Naydev	195,000	*	195,000	-	-	*
Noah Anderson	2,406,743	*	311,168	2,095,575	-	*
Northlea Partners, LLLP	579,071	*	579,071	-	-	*
Nuview Cust FBO Stefan F. Nowina IRA	279,979	*	279,979	-	-	*
Nuview IRA Inc Cust FBO Ross Pangere IRA	66,666	*	66,666	-	-	*
Nuview IRA Inc FBO Mia Kwong	49,999	*	49,999	-	-	*
Omar Haroon	1,115,210	*	650,742	464,468	-	*
Osama Haddadin	478,720	*	239,360	239,360	-	*
Osprey I LLC	433,334	*	433,334	-	-	*
Owen Carter	56,562	*	-	56,562	-	*
Paashi Investments LLC	275,000	*	275,000	-	-	*
Patricia S. Welch	3,507	*	-	3,164	343	*
Patrick Keogh	1,914,882	*	957,441	957,441	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Patrick O'Connell	50,000	*	50,000	-	-	*
Paul & Maureen Hydok	3,889,066	*	3,889,066	-	-	*
Paul Alati	34,000	*	34,000	-	-	*
Paul Forrest	2,058,498	*	1,029,249	1,029,249	-	*
Paul G. Darr & Dawn L. Darr	325,126	*	162,563	162,563	-	*
Paul Glauber	242,013	*	242,013	-	-	*
Paul Hamerton Kelly	76,735	*	76,735	-	-	*
Paul J. Apuzzo Revocable Trust	400,000	*	400,000	-	-	*
Paul Shealy	232,234	*	-	232,234	-	*
Peer Pedersen	4,676,541	*	359,040	4,317,501	-	*
Per Gustafsson	1,656,918	*	800,863	856,055	-	*
Peter Christopher Caputo	645,888	*	453,581	192,307	-	*
Peter D. Bannister	68,110	*	68,110	-	-	*
Peter H. Colettis	161,665	*	154,165	-	7,500	*
Peter J. Bowen & Diane S. Bowen Revocable Living Trust	210,000	*	210,000	-	-	*
Peter Magolske	239,360	*	119,680	119,680	-	*
Peter Reynolds	1,037,016	*	804,782	232,234	-	*
Peter Romano	171,568	*	98,039	73,529	-	*
Phil Jentgen	29,999	*	29,999	-	-	*
Philip M. Cannella	219,081	*	174,964	44,117	-	*
Pier Alexander Oliaro	260,000	*	260,000	-	-	*
Pradeep Kaul	48,750	*	48,750	-	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
R. Kelly & Audra Disser	1,436,162	*	718,081	718,081	-	*
Ragan Hexum Properties LLC	1,359,053	*	600,468	758,585	-	*
Rajaee Family Trust dtd 10-10-2003	7,260,630	*	7,260,630	-	-	*
Rajaee Trust dtd 04-23-1999	20,191,878	1.4%	18,080,393	2,111,485	-	*
Rajnikant N. Patel	88,666	*	88,666	-	-	*
Ralph E. Hardt	6,952,493	*	4,132,256	2,820,237	-	*
Ramjet Capital Ltd	79,999	*	79,999	-	-	*
Randall J. Wolfe Revocable Living Trust Uad 10-01-2020	360,670	*	196,078	162,878	1,714	*
Randy Rabin	229,779	*	-	229,779	-	*
Raymond Camphausen	50,000	*	50,000	-	-	*
Raymond Crespo	71,665	*	71,665	-	-	*
Redshield Capital, LLC	33,490	*	-	33,490	-	*
Reena & Vivek Awasty	2,843,978	*	-	2,843,978	-	*
Reena Awasty	8,952,377	*	3,234,600	5,717,777	-	*
Renuka Sothinathan	500,000	*	500,000	-	-	*
Richard Casamento	130,434	*	130,434	-	-	*
Richard Davila	232,234	*	116,117	116,117	-	*
Richard Jeanneret	5,087,567	*	4,585,942	501,625	-	*
Richard M. Reiter	239,129	*	239,129	-	-	*
Richard Pestell	8,407,656	*	703,828	7,703,828	-	*
Rick Sargent	136,000	*	136,000	-	-	*
Rick Weber	272,548	*	272,548	-	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
River Integrity Investments, LLC	690,346	*	398,403	263,405	28,538	*
Rmy Capital LLC	27,000	*	27,000	-	-	*
Robert & Kim Kayal	9,574,416	*	4,787,208	4,787,208	-	*
Robert & Sherri Clemmer	32,500	*	25,000	-	7,500	*
Robert A. & Marguerite A. Dole Trust 03-10-2011	70,185	*	36,630	33,555	-	*
Robert A. Juve	136,000	*	136,000	-	-	*
Robert Alvine	344,253	*	230,459	113,794	-	*
Robert Bahr	957,440	*	478,720	478,720	-	*
Robert D. Beck	289,360	*	119,680	119,680	50,000	*
Robert D. Dunn	464,468	*	232,234	232,234	-	*
Robert D. Horowitz	1,062,932	*	232,234	830,698	-	*
Robert Dailey	1,119,720	*	1,119,720	-	-	*
Robert Dodge	4,321,803	*	3,857,335	464,468	-	*
Robert Fox	2,322,340	*	1,161,170	1,161,170	-	*
Robert L. Bahr Revocable Trust	1,034,468	*	802,234	232,234	-	*
Robert Lanphere Jr.	14,523,133	*	8,176,942	6,344,345	1,846	*
Robert Myer	1,100,000	*	1,100,000	-	-	*
Robert Neville	478,720	*	239,360	239,360	-	*
Robert Rathbone	251,638	*	174,902	76,736	-	*
Robert S. Johnson	517,809	*	378,469	139,340	-	*
Roger Barnhart	8,755	*	-	8,755	-	*
Rohit Ram	2,350,142	*	1,175,071	1,175,071	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Romero Holdings	65,000	*	50,000	-	15,000	*
Ron Hellwig	482,983	*	239,360	243,623	-	*
Ron Holman	251,659	*	251,659	-	-	*
Ronald & Amy Hellwig	2,625,809	*	1,893,575	732,234	-	*
Ronald Coleman	869,564	*	434,782	434,782	-	*
Ronald Zimmermann	670,208	*	335,104	335,104	-	*
Ross B. & Jenna L. Foster	32,500	*	25,000	-	7,500	*
Ross Carrigan	464,468	*	232,234	232,234	-	*
Ross Pearson	1,102,463	*	670,796	431,667	-	*
Russell K. Wallack	75,000	*	75,000	-	-	*
Ryan Bloedel & Crystal Bloedel	696,702	*	348,351	348,351	-	*
Ryan Merriam	232,234	*	116,117	116,117	-	*
Ryan Morrison	718,080	*	359,040	359,040	-	*
Ryan W. Shay	120,000	*	120,000	-	-	*
Sabi & Ronit Bivas	87,500	*	87,500	-	-	*
Samer Garas	130,000	*	100,000	-	30,000	*
Samuel A. Fisher	49,999	*	49,999	-	-	*
Samuel Kwon	1,100,748	*	579,786	520,962	-	*
Sandip I. Patel	1,345,828	*	1,337,061	7,910	857	*
Sanjay And Jayshree Patel Family Trust	686,273	*	392,156	294,117	-	*
Scott I. Levin	464,468	*	232,234	232,234	-	*
Scott Lewis	1,053,184	*	526,592	526,592	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Scott Lowry	3,392,326	*	2,151,502	1,240,824	-	*
Sean McCance	6,487,203	*	4,600,826	1,886,377	-	*
Seth Jacobs	2,489,346	*	1,244,673	1,244,673	-	*
Seth Zeidman	100,000	*	100,000	-	-	*
Shannon L. Bateman	1,587,576	*	1,583,770	3,806	-	*
Shawn P. Willard	1,496,892	*	775,702	721,190	-	*
Sheila Bhattacharya	1,872,124	*	936,062	936,062	-	*
Shipman & Goodwin Profit Sharing Plan Trust FBO James T. Betts	1,914,882	*	957,441	957,441	-	*
Shital Mehta	1,464,468	*	1,232,234	232,234	-	*
Solomon Family Trust Of 1988	169,999	*	169,999	-	-	*
Southern Cross Trust (Graham Smith)	1,563,301	*	1,563,301	-	-	*
Stanton Rowe	1,857,872	*	928,936	928,936	-	*
Staples Family Partnership LLP	23,332	*	23,332	-	-	*
Starla Goff	55,498	*	48,397	-	7,101	*
Stefan F. Nowina	140,000	*	140,000	-	-	*
Stephen A. Wilson Revocable Trust	1,086,956	*	-	1,086,956	-	*
Stephen Connor	35,000	*	35,000	-	-	*
Stephen Ellman	478,720	*	239,360	239,360	-	*
Stephen J. Kemp	86,450	*	86,450	-	-	*
Stephen Lesser	213,332	*	213,332	-	-	*
Stephen Shumpert	603,722	*	391,861	211,861	-	*
Steve J. Schroeder	108,695	*	-	108,695	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Steven & Melissa Hellwig	400,000	*	-	400,000	-	*
Steven & Melissa Hellwig Living Trust	2,722,506	*	2,073,786	478,720	170,000	*
Steven Collins	541,345	*	541,345	-	-	*
Steven Hornbaker	68,000	*	68,000	-	-	*
Steven Rothstein	108,695	*	108,695	-	-	*
Strata Trust Company Cust FBO Adam Schofield IRA	769,230	*	384,615	384,615	-	*
Strata Trust Company Cust FBO Adam Vierra IRA	1,407,656	*	703,828	703,828	-	*
Strata Trust Company Cust FBO Alexander Tosi IRA	5,678,404	*	3,382,028	2,293,944	2,432	*
Strata Trust Company Cust FBO Amit Mahajan IRA	1,819,138	*	909,569	909,569	-	*
Strata Trust Company Cust FBO Ann C. Darda Roth IRA	400,821	*	400,821	-	-	*
Strata Trust Company Cust FBO Clinton A. LeGeyt II IRA	260,102	*	130,051	130,051	-	*
Strata Trust Company Cust FBO Cory Conniff Roth IRA	478,720	*	239,360	239,360	-	*
Strata Trust Company Cust FBO Deborah J. Wilson IRA	8,767	*	-	7,910	857	*
Strata Trust Company Cust FBO Gillian Singer Roth IRA	526,592	*	263,296	263,296	-	*
Strata Trust Company Cust FBO Harry Dominick Venezia Jr. Roth IRA	95,510	*	-	95,510	-	*
Strata Trust Company Cust FBO Edward Barbier Roth IRA	363,826	*	181,913	181,913	-	*
Strata Trust Company Cust FBO James Elman IRA	850,294	*	425,147	425,147	-	*
Strata Trust Company Cust FBO James G. Diemert Roth IRA	334,541	*	334,541	-	-	*
Strata Trust Company Cust FBO Jeffrey Pfeiffer IRA	325,126	*	162,563	162,563	-	*
Strata Trust Company Cust FBO Jeffrey Weiner Roth IRA	6,113,471	*	3,539,412	2,574,059	-	*
Strata Trust Company Cust FBO John Ashbaugh	2,103,022	*	928,936	1,174,086	-	*
Strata Trust Company Cust FBO Justin Tosi IRA	232,234	*	-	232,234	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Strata Trust Company Cust FBO Kellie Marie Davis IRA	171,568	*	98,039	73,529	-	*
Strata Trust Co Cust FBO Kenneth Abramowitz Roth IRA	239,360	*	119,680	119,680	-	*
Strata Trust Company Cust FBO Kent H. Elliot IRA	300,234	*	184,117	116,117	-	*
Strata Trust Company Cust FBO Leonard Frayman IRA	957,440	*	478,720	478,720	-	*
Strata Trust Company Cust FBO Lori Ann Renelt IRA #300006484	703,828	*	351,914	351,914	-	*
Strata Trust Company Cust FBO Mark William Renelt Roth IRA	313,750	*	313,750	-	-	*
Strata Trust Company Cust FBO Matthew Richter Roth IRA	115,600	*	115,600	-	-	*
Strata Trust Company Cust FBO Michael Kayal IRA	957,440	*	478,720	478,720	-	*
Strata Trust Company Cust FBO Nancy Cowgill IRA	741,122	*	688,755	47,248	5,119	*
Strata Trust Company Cust FBO Nigel H. Timothy IRA	2,711,335	*	1,091,510	1,618,182	1,643	*
Strata Trust Company Cust FBO Paul Hydok IRA	25,721	*	-	24,490	1,231	*
Strata Trust Company Cust FBO Rebecca Singer Roth IRA	1,819,136	*	909,568	909,568	-	*
Strata Trust Company Cust FBO Reena Awasty Roth IRA	297,988	*	100,531	197,457	-	*
Strata Trust Company Cust FBO Roger Langeliers IRA	36,388	*	-	32,831	3,557	*
Strata Trust Company Cust FBO Shawn P. Willard	300,000	*	-	300,000	-	*
Strata Trust Company Cust FBO Stephen M. Kann IRA	30,000	*	30,000	-	-	*
Strata Trust Company Cust FBO Tawny Lee Reid IRA	928,936	*	464,468	464,468	-	*
Strata Trust Company Cust FBO Terry Mitchell IRA	217,391	*	-	217,391	-	*
Strata Trust Company Cust FBO Theodore T. Stathis IRA	171,568	*	98,039	73,529	-	*
Strata Trust Company Cust FBO Thomas Rolfstad IRA	763,596	*	763,596	-	-	*
Strata Trust Company Cust FBO Timothy R. Schroeder Roth IRA	464,468	*	232,234	232,234	-	*
Strata Trust Company Cust FBO Timothy R. Schroeder SEP IRA	464,468	*	232,234	232,234	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Strata Trust Company Cust FBO Troy Stevens IRA	650,742	*	418,508	232,234	-	*
Strata Trust Company Cust FBO Vanessa R. Schroeder Roth IRA	464,468	*	232,234	232,234	-	*
Strata Trust Company Cust FBO Veronica Marano Rollover IRA	4,110	*	-	4,110	-	*
Strata Trust Company Cust FBO Walter Quinn IRA	478,720	*	239,360	239,360	-	*
Strata Trust Company Cust FBO William Matthew Elerdine Roth IRA	397,480	*	198,740	198,740	-	*
Strata Trust Company FBO Vivek Awasty Roth IRA	4,368,594	*	1,826,850	2,541,744	-	*
Strata Trust FBO Geoffrey Fourqurean IRA	6,769,112	*	3,384,556	3,384,556	-	*
Strata Trust FBO Jeremy Brown Benefit For Sydney Brown IRA	423,802	*	220,651	195,651	7,500	*
Strata Trust FBO Margaret LaBarbera Roth IRA	678,732	*	339,366	339,366	-	*
Strata Trust FBO Mark Renelt Traditional IRA #300006240	464,468	*	232,234	232,234	-	*
Strata Trust FBO Mark Sandeen Roth IRA	306,452	*	153,226	153,226	-	*
Strata Trust FBO Michael Jacobson Roth IRA	1,819,138	*	909,569	909,569	-	*
Strata Trust FBO Michael Jacobson Traditional IRA	1,340,418	*	670,209	670,209	-	*
Strata Trust FBO Michael LaBarbera Roth IRA	451,044	*	225,522	225,522	-	*
Strata Trust FBO Michael Weiby IRA	34,000	*	34,000	-	-	*
Strata Trust FBO Michael Williams IRA	26,000	*	20,000	-	6,000	*
Strata Trust FBO Reena Awasty Simple IRA	199,574	*	99,787	99,787	-	*
Strata Trust FBO Seth Jacobs Roth IRA	1,356,216	*	678,108	678,108	-	*
Strata Trust FBO Timothy O'Connor Roth IRA	258,508	*	129,254	129,254	-	*
Strata Trust FBO Verena Fabian IRA	39,000	*	30,000	-	9,000	*
Stuart Sherman	1,368,116	*	981,698	386,418	-	*
Sudesh Reddy	260,868	*	130,434	130,434	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Sunil Lekhi	33,333	*	33,333	-	-	*
Surjya Das	464,468	*	232,234	232,234	-	*
Tanner A. Nitcher	263,136	*	116,078	147,058	-	*
Tawny Eastman	1,171,815	*	348,351	823,464	-	*
Tawny Lee Eastman Family Trust dated June 7, 2024	2,179,640	*	2,179,640	-	-	*
The Andrew Harwood Revocable Trust	382,609	*	382,609	-	-	*
The Chang Revocable Living Trust	478,720	*	239,360	239,360	-	*
The Felix Frayman Trust	1,421,908	*	478,720	943,188	-	*
The Henry V. & Inell A. Chase Trust	3,065,490	*	1,532,745	1,532,745	-	*
The Johnson-Butler Family Trust	500,000	*	500,000	-	-	*
The Scott & Mary Schroeder Living Trust dt 02-10-2015	166,465	*	162,421	3,649	395	*
Theodore H. Hustead	47,915	*	30,381	15,820	1,714	*
Thomas & Thomas Konscics	63,332	*	63,332	-	-	*
Thomas Cologna Family Trust dtd 12-01-2016	1,914,880	*	957,440	957,440	-	*
Thomas Dodge	464,468	*	232,234	232,234	-	*
Thomas E. Prasil Trust dt 11-26-2003	50,000	*	50,000	-	-	*
Thomas Eisenberg	327,895	*	327,895	-	-	*
Thomas F. & Patricia N. Nolan	306,086	*	306,086	-	-	*
Thomas Gately	39,000	*	30,000	-	9,000	*
Thomas Gruber	2,329,261	*	1,386,073	943,188	-	*
Thomas H. Butcher	1,173,879	*	803,036	370,843	-	*
Thomas Hamilton	35,993,822	2.4%	22,945,956	13,047,866	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Thomas Hays Hutton Jr GST Exempt Residuary Trust	695,652	*	347,826	347,826	-	*
Thomas J. Burke	464,468	*	232,234	232,234	-	*
Thomas M. Bey	2,787,540	*	1,377,653	1,409,887	-	*
Thomas McChesney	202,812	*	94,117	108,695	-	*
Timoteo & Marilyn Deloso	65,000	*	50,000	-	15,000	*
Timothy O'Connor	873,200	*	436,600	436,600	-	*
Timothy R. Koehler	928,936	*	464,468	464,468	-	*
Todd & Barbara Albert	485,000	*	485,000	-	-	*
Trent Agnew	40,000	*	40,000	-	-	*
Troy O'Bryan	5,441,488	*	1,080,751	4,360,737	-	*
Troy Stevens	50,000	*	50,000	-	-	*
Tyler Safratowich	197,548	*	197,548	-	-	*
Tyson Robbins	60,000	*	60,000	-	-	*
Umberto Stangarone	712,400	*	333,700	378,700	-	*
Vadim Dagman	371,594	*	135,797	235,797	-	*
Vaughn-Cole Holdings Trust	5,809,932	*	5,809,932	-	-	*
Velcro LLC	2,366,673	*	2,366,673	-	-	*
Venkat Bussa	693,287	*	693,287	-	-	*
Veronica A. Marano & Thomas M. Volckening	1,612,550	*	1,085,170	527,380	-	*
Vivek Awasty	1,446,692	*	139,000	1,307,692	-	*
Vladimir Zaharchook-Williams	199,999	*	199,999	-	-	*
Wade P. Carrigan	14,858,042	1.0%	1,613,729	13,244,313	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Wade Schueneman	1,393,404	*	696,702	696,702	-	*
Wamoh LLC	2,426,304	*	2,091,200	335,104	-	*
Waterchase Capital LLC	207,179	*	207,179	-	-	*
Wayne Sapper	49,999	*	49,999	-	-	*
Wayne Westerman	1,351,329	*	1,101,330	249,999	-	*
William & Heather Elerding	182,608	*	182,608	-	-	*
William & Stephanie Costigan	190,672	*	190,672	-	-	*
William Bolt	140,902	*	140,902	-	-	*
William Bumgarner	136,220	*	136,220	-	-	*
William C. Sherertz	635,741	*	-	620,741	15,000	*
William Cerullo	36,541	*	36,541	-	-	*
William Costigan	69,230	*	69,230	-	-	*
William Cross	15,000	*	15,000	-	-	*
William Duke	526,592	*	263,296	263,296	-	*
William Esson	80,000	*	80,000	-	-	*
William J. Truxal	519,466	*	259,733	259,733	-	*
William Kadi	25,000	*	25,000	-	-	*
William Murphy	238,527	*	-	237,912	615	*
William Paul Sterling	73,529	*	-	73,529	-	*
William R. and Ruth D. Cuming Charitable Foundation	144,592	*	26,524	19,893	98,175	*
William Raff	32,500	*	25,000	-	7,500	*
William Rawson	350,000	*	350,000	-	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
William Varon	478,720	*	239,360	239,360	-	*
Wm Matthew Elerding	157,507	*	157,507	-	-	*
Xenium Trust U/A dtd 01-01-2012	41,201	*	16,703	22,103	2,395	*
Yaser Azizi	1,490,194	*	1,490,194	-	-	*
Yogesh C. Farswani	34,056	*	34,056	-	-	*
Zachary Lainer Separate Property Trust	139,340	*	69,670	69,670	-	*

Paulson Investment Company, LLC(5)	8,144,315	*	278,758	6,941,647	923,910	*
Alan Lamb(6)	4,668	*	-	4,668	-	*
Albert Landstrom(6)	464,046	*	65,000	394,471	4,575	*
Ali Shahhosseini(6)	12,114	*	-	12,114	-	*
Amal Amin(6)	709,116	*	-	709,116	-	*
Anthony Caruso(6)	20,071	*	-	20,071	-	*
Basil Christakos(6)	11,549	*	11,549	-	-	*
Brady Clark(6)	29,056	*	16,561	12,495	-	*
Brandon Firby(6)	34,486	*	-	34,486	-	*
Christopher Clark(6)	11,349,381	*	1,236,700	9,661,184	451,497	*
Damon Thomas(6)	2,367,991	*	25,901	2,342,090	-	*
Daniel Mancuso(6)	309,290	*	-	309,290	-	*
David Johnston(6)	45,668	*	-	45,668	-	*
Dylan Nix(6)	7,650	*	-	7,650	-	*
Elizabeth Burk(6)	40,000	*	-	40,000	-	*
Eugene Webb(6)	14,761,769	1.0%	-	14,698,503	63,266	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Gary Saccaro(6)	3,600,994	*	578,077	3,015,292	7,625	*
Greg Buffington(6)	16,657	*	-	15,029	1,628	*
Harry Striplin(6)	217,845	*	-	208,072	9,773	*
Hazem Algendi(6)	19,686	*	-	19,686	-	*
John Cassels(6)	224,746	*	-	224,746	-	*
John McAuliffe(6)	36,937	*	-	36,937	-	*
John Nole(6)	942,658	*	-	942,658	-	*
Joseph Landolina(6)	15,223	*	-	15,223	-	*
Joshua Kaikov(6)	418,426	*	-	418,426	-	*
Joshua Kurzban(6)	375,331	*	-	375,331	-	*
Kathleen Rasmussen(6)	104,986	*	-	104,986	-	*
Kyle Soucy(6)	3,850	*	-	3,850	-	*
Malcolm Alexander Winks(6)	440,491	*	-	440,491	-	*
Margaret Lorraine Maxfield(6)	43,709	*	34,057	2,000	7,652	*
Marta Wypych(6)	1,447,921	*	971,978	475,943	-	*
Mason Sexton(6)	4,000	*	-	4,000	-	*
Matthew Miller(6)	5,099	*	-	5,099	-	*
Matthew Richter(6)	78,771	*	-	78,771	-	*
Michael Graichen(6)	750	*	-	750	-	*
Mika Grasso(6)	15,906	*	-	15,906	-	*
Nikhil Arcot(6)	4,000	*	-	4,000	-	*
Peter Fogarty(6)	422,687	*	-	422,687	-	*

	Shares
	Beneficially		Common Stock		Number of
	Owned	% Owned	Offered in this	Warrant	Shares	% of shares
Name of Selling Stockholder	Pre-Offering(1)	Pre-offering(2)	Offering	Shares	Post-Offering	Post offering(2)
Phillip Conway(6)	97,682	*	-	97,682	-	*
Robert Kutnick(6)	30,446	*	-	30,446	-	*
Robert Setteducati(6)	11,165,211	*	1,202,702	9,661,184	301,325	*
Rodney Baber(6)	187,595	*	366	187,229	-	*
Ryan Sikorsky(6)	19,964	*	-	19,964	-	*
Sarah Chang(6)	35,000	*	-	35,000	-	*
Tammy Caress(6)	134,526	*	-	134,526	-	*
Terrence Lynch(6)	340,776	*	-	340,776	-	*
Thomas Endres(6)	9,058	*	-	9,058	-	*
Thomas Parigian(6)	10,213,277	*	250,768	9,661,184	301,325	*
Trent Davis(6)	168,876	*	-	168,876	-	*

* Represents less than 1%

(1)

Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or dispositive power. Shares of common stock registered hereunder include shares that are exercisable or convertible within 60 days following September 24, 2026. Such shares are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person holding such convertible securities but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentages are based on 1,469,518,019 shares of common stock outstanding as of September 24, 2026.
(3)

David Welch, as trustee, has voting and dispositive power over warrants covering 31,000,000 shares of common stock held by David F. Welch & Heidi A. Welch Trust, exercisable at a price of $0.10 per share. Dr. Welch also has voting and dispositive power over an additional 250,000 warrants, 1,000 shares of Series D Convertible Preferred Stock convertible into 1,250,000 shares of common stock, 14,415,491 shares of common stock of which 252,466 are held by WFI Investments, LLC and 14,163,025 are held in trusts, and options covering 632,654 shares of common stock that are held directly by Dr. Welch.

(4)

Dr. Cyrus Arman has voting and dispositive power over these shares. Dr. Arman served as President of the Company from July 9, 2022 through July 6, 2023. From July 6, 2023, through February 20, 2026, Dr. Arman served as Senior Vice President of the Company.

(5)

The Executive Committee of Paulson Investment Company, LLC, a broker-dealer registered with the SEC and a member of FINRA, has voting and dispositive power over these warrant shares. The members of the Executive Committee are Messrs. Clark, Parigian and Setteducati. The warrants were issued to Paulson Investment

Company, LLC, or its designees as partial compensation for serving as placement agent in private offerings conducted by the Company. We also paid Paulson Investment Company, LLC, a total of approximately $2.3 million in cash as fees for its services as placement agent in the offerings pursuant to which the warrants were acquired.

(6)	Individual is an officer, employee, or member of Paulson Investment Company, LLC.

PLAN OF DISTRIBUTION

The selling stockholders, which for this purpose include donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, dividend, distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded, or in private transactions. These sales or other dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling our shares or interests in our shares:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
•
privately negotiated transactions;
•
short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
an agreement by a broker-dealer with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•
a combination of any such methods of sale; and
•
any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of our shares owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer our shares in other circumstances, in which case the transferees, pledgees, or other successors will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of shares by the selling stockholders.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or under Section 4(a)(1) of the Securities Act, if available, rather than by means of this prospectus.

In connection with the sale of shares of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling stockholders in the form of commissions, discounts, or concessions. Broker-dealers may also receive compensation from purchasers of the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents, or other persons acting on behalf of the selling stockholders that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions, or concessions received by any of those underwriters, broker-dealers, agents, or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions, or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc., rules and regulations will not exceed applicable limits.

The selling stockholders and any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12, and 17 of the Securities Act and Rule 10b‑5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time)

available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We will pay all expenses of the registration of the common stock for resale by the selling stockholders, including, without limitation, filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholders will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by them.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Miller Nash LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements for the fiscal year ended May 31, 2025 and 2026, incorporated in this prospectus by reference from our Form 10-K for the fiscal year ended May 31, 2026, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm. Their report relating to the consolidated financial statements of CytoDyn Inc. contains one explanatory paragraphs regarding substantial doubt as to CytoDyn Inc.’s ability to continue as a going concern. The report is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the Registration Statement. This prospectus does not contain all of the information in the Registration Statement, including the exhibits filed with or incorporated by reference into the Registration Statement. The Registration Statement, its exhibits, and the documents incorporated by reference into this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available through the SEC’s EDGAR website.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.cytodyn.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus or any applicable prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements, and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

CytoDyn Inc.

Attn: Secretary

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980‑8524

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate only on the date of the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•
Our Annual Report on Form 10‑K for the fiscal year ended May 31, 2026 filed with the SEC on August 31, 2026; and
•
The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed on August 31, 2026.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits, and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

794,972,289 Shares of Common Stock

PROSPECTUS

October 7, 2026